Exhibit 10.26
AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement is entered into by and between Kratos Defense & Security Solutions, Inc. ("Kratos") and Phil Carrai (“Executive”) effective December 29, 2025.
RECITALS
WHEREAS, Kratos and Executive are parties to an Employment Agreement effective as of January 1, 2023 (“Agreement”); and
WHEREAS, Kratos and Executive wish to extend the term of the Agreement;
NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, Kratos and Executive agree to amend the Agreement as follows:
1.Section 2 of the Agreement is hereby amended to extend the term of the Agreement through December 31, 2028.
2.Except as specifically modified and amended herein, all of the terms, provisions, requirements and specifications contained in the Agreement remain in full force and effect.
3.This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by them or their duly authorized representatives as of the date first written above.

Executive: By: /s/ Phil Carrai Phil Carrai Senior Vice President & Division President Space, Training & Cyber Division	Kratos Defense & Security Solutions, Inc.: By: /s/ Eric DeMarco Name: Eric DeMarco Title: President & CEO